EXHIBIT 10.1

AMENDMENT NO. 2
TO
SENIOR EXECUTIVE RETIREMENT AGREEMENT

This is Amendment No. 2 (this “Amendment”), effective as of May 17, 2016, to the Senior Executive Retirement Agreement (the “Agreement”) by and between Crown Holdings, Inc. (“Crown”) and Gerard Gifford (the “Participant”), which was entered into as of June 1, 2012 and subsequently amended as of December 28, 2012.

Background

WHEREAS, the Agreement sets forth the terms and conditions under which the Participant participates in the Crown Senior Executive Retirement Plan, as amended and restated January 1, 2008; and

WHEREAS, the Company and the Participant desire to further amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the Company and the Participant, intending to be legally bound, hereby agree as follows:

Terms

1.    Section 3 of the Agreement is hereby amended and restated in its entirety as follows:
“3.    Vesting. The Participant shall become 100% vested in his Retirement Benefit as follows:
(i)Upon completing five years of participation in the Plan;

(ii)In the event of a Change in Control while he is employed by the Employer; or

(iii)In the event his employment with the Employer is terminated by reason of his Total Disability or death.”

2.    Except as expressly modified herein, the Agreement is hereby ratified and affirmed in its entirety.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first written above.

CROWN HOLDINGS, INC.

/s/ Timothy J. Donahue
Timothy J. Donahue Chief Executive Officer

/s/ Gerard Gifford
GERARD GIFFORD